Exhibit 99.1

Clipper Realty Inc. Announces First Quarter 2023 Results

NEW YORK, May 4, 2023 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended March 31, 2023.

Highlights for the Three Months Ended March 31, 2023

●	Record quarterly revenues of $33.7 million for the first quarter of 2023
●	Quarterly income from operations of $6.9 million for the first quarter of 2023
●	Net operating income (“NOI”) of $17.1 million for the first quarter of 2023
●	Quarterly net loss of $7.1 million for the first quarter of 2023
●	Quarterly adjusted funds from operations (“AFFO”)[1] of $4.5 million for the first quarter of 2023
●	Declared a dividend of $0.095 per share for the first quarter of 2023

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“In the first quarter the Company has built on its momentum from the prior year. New leases continue to rent at higher levels than the previous ones. This has resulted in record revenue for the quarter. In the first quarter, we recorded record revenue of $33.7 million, NOI of $17.1 million, leased occupancy of 98.9% and our overall collection rate remains high at 98.7%. We have substantially completed our development of the 1010 Pacific Street building, branded “Pacific House”, including obtaining a temporary certificate of occupancy for a majority of the building at the end of the first quarter, well ahead of schedule and on budget. As a result, we were able to refinance the building early to a fixed rate mortgage that will substantially decrease our interest costs compared to the construction loan. As occupancy increases, we will have access to additional borrowings on the loan and we will see the rate we pay on the loan decrease by up to 25 additional basis points. This new loan increases the percentage of our non-development portfolio with fixed rates loans to over 90% and with none of the loans maturing until 2027. This puts us in a strong position as it relates to the current interest rate environment. We remain committed to executing our strategic initiatives, including the development of our Dean Street project, to create long-term value.”

Financial Results

For the first quarter of 2023, revenues increased by $1.6 million, or 5.0%, to $33.7 million and $2.7 million, or 8.8% excluding a net $1.1 million recovery of a bad debt reserve at a commercial tenant in the first quarter of 2022. This compares to revenue of $32.1 million or $31.0 million, excluding this one-time bad debt recovery where we reached an agreement with a commercial tenant whose arrears were included in bad debt under the new accounting standard first implemented on January 1, 2022. Residential revenue increased by $2.5 million, or 11.5%, driven by higher rental rates and occupancy at all our residential properties. Commercial income decreased $0.9 million as reported, or 8.1%, but increased by $0.2 million, or 2.5%, excluding the one-time recovery of a bad debt reserve. The adjusted increase was due to new commercial leases signed during 2022.

For the first quarter of 2023, net loss was $7.1 million, or $0.19 per share compared to net loss of $3.5 million, or $0.09 per share, for the first quarter of 2022, or $4.6 million, or $0.12 per share excluding the one-time bad debt recovery. The adjusted change was primarily attributable to the $3.9 million loss on extinguishment of debt discussed below (see Pacific House Refinance) partially offset by the increased rental revenue discussed above net of higher utilities costs, real estate taxes and general and administrative costs.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

For the first quarter of 2023, AFFO was $4.5 million, or $0.11 per share, compared to $4.4 million, or $0.10 per share, for the first quarter of 2022, or $3.3 million excluding the one-time bad debt recovery mentioned above. The adjusted increase was primarily attributable to the increased revenue discussed above, net of higher utilities, real estate taxes, and general and administrative costs.

Balance Sheet

At March 31, 2023, notes payable (excluding unamortized loan costs) was $1,187.3 million, compared to $1,171.2 million at December 31, 2022. The increase was primarily due to the refinancing of the Pacific House loan described below.

Pacific House Refinance

On February 10, 2023, the Company refinanced its Pacific House construction loan with a mortgage loan with Valley National Bank providing for maximum borrowings of $80 million. The loan provided initial funding of $60 million and a further $20 million subject to the achievement of certain financial targets. The loan has a term of five years and an initial annual interest rate of 5.7% subject to reduction by up to 25 basis points upon achievement of certain financial targets. The loan is interest only for the first two years and principal and interest thereafter based on a 30-year amortization schedule. The refinancing with fixed rate debt took advantage of the prompt and on-budget completion of construction by which the Company avoided the higher cost of continued variable rate interest, including a related interest rate cap, in return for the recorded early termination fee.

Dividend

The Company today declared a first quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on May 15, 2023, payable May 24, 2023.

Conference Call and Supplemental Material

The Company will host a conference call on May 4, 2023, at 5:00 PM Eastern Time to discuss the first quarter 2023 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 313340. A replay of the call will be available from May 4, 2023, following the call, through May 18, 2023, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 313340. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties (including uncertainties regarding the ongoing impact of the COVID-19 pandemic, and measures intended to curb its spread, on our business, our tenants and the economy generally), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$540,859	$540,859
Building and improvements	659,109	656,460
Tenant improvements	3,406	3,406
Furniture, fixtures and equipment	12,964	12,878
Real estate under development	150,719	142,287
Total investment in real estate	1,367,057	1,355,890
Accumulated depreciation	(191,580)	(184,781)
Investment in real estate, net	1,175,477	1,171,109

Cash and cash equivalents	18,801	18,152
Restricted cash	19,023	12,514
Tenant and other receivables, net of allowance for doubtful accounts of $200 and $321, respectively	4,768	5,005
Deferred rent	2,138	2,573
Deferred costs and intangible assets, net	6,532	6,624
Prepaid expenses and other assets	10,659	13,654
TOTAL ASSETS	$1,237,398	$1,229,631

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $9,240 and $9,650, respectively	$1,178,027	$1,161,588
Accounts payable and accrued liabilities	13,938	17,094
Security deposits	8,230	7,940
Below-market leases, net	10	18
Other liabilities	10,803	5,812
TOTAL LIABILITIES	1,211,008	1,192,452

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,063,228 shares issued and outstanding	160	160
Additional paid-in-capital	88,952	88,829
Accumulated deficit	(79,108)	(74,895)
Total stockholders' equity	10,004	14,094
Non-controlling interests	16,386	23,085
TOTAL EQUITY	26,390	37,179

TOTAL LIABILITIES AND EQUITY	$1,237,398	$1,229,631

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

REVENUES
Residential rental income	$23,940	$21,462
Commercial rental income	9,727	10,588
TOTAL REVENUES	33,667	32,050

OPERATING EXPENSES
Property operating expenses	8,099	7,539
Real estate taxes and insurance	8,536	7,931
General and administrative	3,293	2,942
Transaction pursuit costs	-	424
Depreciation and amortization	6,825	6,705
TOTAL OPERATING EXPENSES	26,753	25,541

INCOME FROM OPERATIONS	6,914	6,509

Interest expense, net	(10,135)	(9,985)
Loss on extinguishment of debt	(3,868)	-

Net loss	(7,089)	(3,476)

Net loss attributable to non-controlling interests	4,402	2,158
Net loss attributable to common stockholders	$(2,687)	$(1,318)

Basic and diluted net loss per share	$(0.19)	$(0.09)

Weighted average common shares / OP units
Common shares outstanding	16,063	16,063
OP units outstanding	26,317	26,317
Diluted shares outstanding	42,380	42,380

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,089)	$(3,476)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,799	6,646
Amortization of deferred financing costs	313	313
Amortization of deferred costs and intangible assets	146	179
Amortization of above- and below-market leases	(9)	(9)
Loss on extinguishment of debt	3,868	-
Deferred rent	435	(189)
Stock-based compensation	648	495
Bad debt expense	(121)	(379)
Changes in operating assets and liabilities:
Tenant and other receivables	358	(237)
Prepaid expenses, other assets and deferred costs	2,941	3,122
Accounts payable and accrued liabilities	(1,801)	(668)
Security deposits	290	89
Other liabilities	643	701
Net cash provided by operating activities	7,421	6,587

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(12,494)	(13,885)
Acquisition deposit	-	(265)
Cash paid in connection with acquisition of real estate	-	(3,701)
Net cash used in investing activities	(12,494)	(17,851)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(46,301)	(554)
Proceeds from mortgage notes	62,330	7,617
Dividends and distributions	-	(4,188)
Loan issuance and extinguishment costs	(3,798)	-
Net cash provided by financing activities	12,231	2,875

Net increase (decrease) in cash and cash equivalents and restricted cash	7,158	(8,389)
Cash and cash equivalents and restricted cash - beginning of period	30,666	52,224
Cash and cash equivalents and restricted cash - end of period	$37,824	$43,835

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$18,152	$34,524
Restricted cash	12,514	17,700
Total cash and cash equivalents and restricted cash - beginning of period	$30,666	$52,224

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$18,801	$25,342
Restricted cash	19,023	18,493
Total cash and cash equivalents and restricted cash - end of period	$37,824	$43,835

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $2,382 and $607 in 2023 and 2022, respectively	$9,863	$10,351
Non-cash interest capitalized to real estate under development	27	508
Additions to investment in real estate included in accounts payable and accrued liabilities	3,527	6,906
Non-cash dividend declared	4,348	-

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2023	2022
FFO
Net loss	$(7,089)	$(3,476)
Real estate depreciation and amortization	6,825	6,705
FFO	$(264)	$3,229

AFFO
FFO	$(264)	$3,229
Amortization of real estate tax intangible	120	120
Amortization of above- and below-market leases	(9)	(9)
Straight-line rent adjustments	(5)	(189)
Amortization of debt origination costs	313	313
Amortization of LTIP awards	648	495
Transaction pursuit costs	-	424
Loss on extinguishment of debt	3,868	-
Certain litigation-related expenses	-	86
Recurring capital spending	(195)	(49)
AFFO	$4,476	$4,420
AFFO Per Share/Unit	$0.11	$0.10

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2023	2022
Adjusted EBITDA
Net loss	$(7,089)	$(3,476)
Real estate depreciation and amortization	6,825	6,705
Amortization of real estate tax intangible	120	120
Amortization of above- and below-market leases	(9)	(9)
Straight-line rent adjustments	(5)	(189)
Amortization of LTIP awards	648	495
Interest expense, net	10,135	9,985
Transaction pursuit costs	-	424
Loss on extinguishment of debt	3,868	-
Certain litigation-related expenses	-	86
Adjusted EBITDA	$14,493	$14,141

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2023	2022
NOI
Income from operations	$6,914	$6,509
Real estate depreciation and amortization	6,825	6,705
General and administrative expenses	3,293	2,942
Transaction pursuit costs	-	424
Amortization of real estate tax intangible	120	120
Amortization of above- and below-market leases	(9)	(9)
Straight-line rent adjustments	(5)	(189)
NOI	$17,138	$16,502